SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
__________________________

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)	93-1034484 (I.R.S. Employer Identification Number)

1100 NW Wall Street
Bend, Oregon 97701
(541) 385-6205
 (Address, including zip code, of registrant’s principal executive offices)

CASCADE BANCORP 2008 PERFORMANCE INCENTIVE PLAN
(Full title of the plan)

Patricia L. Moss
President and Chief Executive Officer
1100 NW Wall Street
Bend, Oregon 97701
(541) 385-6205
 (Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of communications to:
Laura A. Baumann
Davis Wright Tremaine LLP
1201 Third Avenue
Suite 2200
Seattle, Washington 98101
(206) 757-8009
(206) 757-7009—Facsimile
______________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, no par value	5,000,000	$8.29	$41,341,499.99	$4,799.75

(1)       An aggregate of 6,161,901 shares of Common Stock may be offered or issued pursuant to the Cascade Bancorp 2008 Performance Incentive Plan, 1,161,901 of which were previously registered on Form S-8 (File No. 333-151065 ) filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2008, and 5,000,000 of which are being registered hereby.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, the price per share was determined by calculating the average of the high and low prices of the shares as reported on the Nasdaq Capital Market on June 6, 2011.  68,239 shares of the 5,000,000 shares of common stock being registered hereby were previously issued pursuant to the Cascade Bancorp 2008 Performance Incentive Plan at a price of $6.70 per share.  The Proposed Maximum Aggregate Offering Price equals the sum of 68,239 shares at $6.70 per share and 4,931,761 shares at $8.29 per share.

(3)  $772.67 of which was paid at the time of filing of the registration statement on Form S-8 (File No. 333-151065 ) filed with the Commission on May 21, 2008. In accordance with Rule 457(p) of the Securities Act of 1933, as amended, the aggregate total dollar amount of the Registration Fee is being offset by the dollar amount of registration fee previously paid with respect to unissued shares previously registered by the Company.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by Cascade Bancorp (the “Company”) with the Securities and Exchange Commission (File No. 333-151065 ) on May 21, 2008, with respect to securities offered pursuant to the Company’s 2008 Performance Incentive Plan, are hereby incorporated by reference.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

4.1
Amended and Restated Articles of Incorporation. As amended, filed as exhibit 3.1 to registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed March 15, 2011 (File No. 000-23322) and incorporated herein by reference.

4.2
Amended and Restated Bylaws. As amended, filed as exhibit 3.1 to the registrant’s Annual Report on Form 10-Q for the quarter ended March 31, 2011, filed May 4, 2011 (File No. 000-23322) and incorporated herein by reference.

4.3	Cascade Bancorp 2008 Performance Incentive Plan, as amended.

5.1	Opinion of Davis Wright Tremaine LLP

23.1	Consent of Davis Wright Tremaine LLP (included in exhibit 5.1).

23.2	Consent of Delap LLP.

24.1	Powers of Attorney (included at signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bend in the State of Oregon on June 9, 2011.

CASCADE BANCORP

By:	/s/ Patricia L. Moss
Patricia L. Moss President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Patricia L. Moss and Gregory D. Newton, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 9, 2011.

Signature	Title

/s/ Patricia L. Moss	President, Chief Executive Officer
Patricia L. Moss	(Principal Executive Officer) and Director

/s/ Gregory D. Newton	Executive Vice President and Chief Financial Officer
Gregory D. Newton	(Principal Financial and Accounting Officer)

/s/ Jerol E. Andres	Director
Jerol E. Andres

/s/ Henry H. Hewitt	Director
Henry H. Hewitt

/s/ Gary L. Hoffman	Director
Gary L. Hoffman

/s/ Judith A. Johansen	Director
Judith A. Johansen

/s/ Ryan R. Patrick	Director
Ryan R. Patrick

/s/ Thomas M. Wells	Director
Thomas M. Wells

/s/ Chris Casciato	Director
Chris Casciato

/s/ Michael Connolly	Director
Michael Connolly

/s/ James B. Lockhart III	Director
James B. Lockhart III

Exhibit Index

Exhibit No.	Description

4.1
Amended and Restated Articles of Incorporation. As amended, filed as exhibit 3.1 to registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed March 15, 2011 (File No. 000-23322) and incorporated herein by reference.

4.2
Amended and Restated Bylaws. As amended, filed as exhibit 3.1 to the registrant’s Annual Report on Form 10-Q for the quarter ended March 31, 2011, filed May 4, 2011 (File No. 000-23322) and incorporated herein by reference.

4.3*	Cascade Bancorp 2008 Performance Incentive Plan, as amended.
5.1*	Opinion of Davis Wright Tremaine LLP.
23.1*	Consent of Davis Wright Tremaine LLP (included in exhibit 5.1).
23.2*	Consent of Delap LLP.
24.1*	Powers of Attorney (included at signature page).
*Filed herewith